November 21, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by One (1) American
Depositary Receipts representing
Twenty (20) Ordinary Shares of Tianjin
Capital Environmental Protection
Company Limited
(Form F-6 File No. 333-110998)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Tianjin Capital Environmental
Protection Group Company Limited of Twenty
(20) Ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Tinajin
Capital Environmental Protection Company
Limited

The Prospectus has been revised to reflect the new name from Tinajin Capital
Environmental Protection Company Limited to
Tianjin Capital Environmental Protection Group
Company Limited

Effective November 25, 2008 the
Companys Name Changed To Tianjin
Capital Environmental Protection Group
Company Limited


Please contact me with any questions or
comments at 212 815-2476

Joanne Wang
Assistant Treasurer
The Bank of New York Mellon - ADR Division
Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286